                                2,700,000 SHARES



                             DYCOM INDUSTRIES, INC.



                                  COMMON STOCK





                             UNDERWRITING AGREEMENT

                               DATED APRIL , 1999

                                TABLE OF CONTENTS

SECTION     1.  REPRESENTATIONS AND WARRANTIES .............................................................  2

     A.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................................  2
           Compliance With Registration Requirements........................................................  2
           Offering Materials Furnished To Underwriters.....................................................  3
           Distribution Of Offering Materials By The Company................................................  3
           The Underwriting Agreement.......................................................................  3
           Authorization Of The Common Shares...............................................................  4
           No Applicable Registration Or Other Similar Rights...............................................  4
           No Material Adverse Change.......................................................................  4
           Independent Accountants..........................................................................  4
           Preparation Of The Financial Statements..........................................................  5
           Incorporation And Good Standing Of The Company And Its Subsidiaries..............................  5
           Capitalization And Other Capital Stock Matters...................................................  6
           Stock Exchange Listing...........................................................................  6
           Non-Contravention Of Existing Instruments; No Further Authorizations Or
                Approvals Required..........................................................................  6
           No Material Actions Or Proceedings...............................................................  7
           Intellectual Property Rights.....................................................................  7
           All Necessary Permits, Etc.......................................................................  7
           Title To Properties..............................................................................  8
           Tax Law Compliance...............................................................................  8
           Company Not An Investment Company................................................................  8
           Insurance........................................................................................  8
           No Price Stabilization Or Manipulation...........................................................  9
           Compliance With Environmental Laws...............................................................  9
           ERISA Compliance.................................................................................  10
           Exchange Act Compliance..........................................................................  10
           Acquisition of Locating, Ervin and Apex..........................................................  10

     B.    REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS.......................................  11
           The Underwriting Agreement.......................................................................  11
           The Custody Agreement And Power Of Attorney......................................................  11
           Title To Common Shares To Be Sold; All Authorizations Obtained...................................  11
           Delivery Of The Common Shares To Be Sold.........................................................  12
           Non-Contravention; No Further Authorizations Or Approvals Required...............................  12
           No Registration Or Other Similar Rights..........................................................  12
           No Further Consents, Etc.........................................................................  12
           Disclosure Made By Such Selling Stockholder In The Prospectus....................................  13
           No Price Stabilization Or Manipulation...........................................................  13

SECTION     2.  PURCHASE, SALE AND DELIVERY OF THE COMMON SHARES............................................  13
           The Firm Common Shares...........................................................................  13
           The First Closing Date...........................................................................  13
           The Optional Common Shares; The Second Closing Date..............................................  14
           Public Offering Of The Common Shares.............................................................  15

           Payment For The Common Shares....................................................................  15
           Delivery Of The Common Shares....................................................................  15
           Delivery Of Prospectus To The Underwriters.......................................................  16

SECTION     3.  ADDITIONAL COVENANTS........................................................................  16

     A.    COVENANTS OF THE COMPANY.........................................................................  16
           Underwriters' Review Of Proposed Amendments And Supplements......................................  16
           Securities Act Compliance........................................................................  16
           Amendments And Supplements To The Prospectus And Other Securities Act
                Matters.....................................................................................  17
           Copies Of Any Amendments And Supplements To The Prospectus.......................................  17
           Blue Sky Compliance..............................................................................  17
           Use Of Proceeds..................................................................................  18
           Transfer Agent...................................................................................  18
           Periodic Reporting Obligations...................................................................  18
           Agreement Not To Offer Or Sell Additional Securities.............................................  18
           Future Reports To The Underwriters...............................................................  18
           B.  COVENANTS OF THE SELLING STOCKHOLDERS........................................................  19
           Agreement Not To Offer Or Sell Additional Securities.............................................  19
           Delivery Of Forms W-8 And W-9....................................................................  19

SECTION     4.  PAYMENT OF EXPENSES.........................................................................  19

SECTION     5.  CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS...........................................  20
           Accountants' Comfort Letter......................................................................  21
           Compliance With Registration Requirements; No Stop Order; No Objection From
                NASD........................................................................................  21
           No Material Adverse Change Or Ratings Agency Change..............................................  21
           Opinion Of Counsel For The Company...............................................................  22
           Opinion Of Counsel For The Underwriters..........................................................  22
           Officers' Certificate............................................................................  22
           Bring-Down Comfort Letter........................................................................  23
           Opinion Of Counsel For The Selling Stockholders..................................................  23
           Selling Stockholders' Certificate................................................................  23
           Selling Stockholders' Documents..................................................................  23
           Lock-Up Agreement From Certain Stockholders Of The Company Other Than
                Selling Stockholders........................................................................  23
           Additional Documents.............................................................................  24

SECTION     6.  REIMBURSEMENT OF UNDERWRITERS' EXPENSES.....................................................  24

SECTION     7.  EFFECTIVENESS OF THIS AGREEMENT.............................................................  24

SECTION     8.  INDEMNIFICATION.............................................................................  25
           Indemnification Of The Underwriters..............................................................  25
           Indemnification Of The Company, Its Directors And Officers.......................................  26
           Notifications And Other Indemnification Procedures...............................................  27
           Settlements......................................................................................  28

SECTION     9.  CONTRIBUTION................................................................................  28

SECTION   10.  DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS...........................................  30

SECTION   11.  TERMINATION OF THIS AGREEMENT................................................................  31

SECTION   12.  REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY..........................................  31

SECTION   13.  NOTICES......................................................................................  31

SECTION   14.  SUCCESSORS...................................................................................  33

SECTION   15.  PARTIAL UNENFORCEABILITY.....................................................................  33

SECTION   16.  GOVERNING LAW PROVISIONS.....................................................................  33

SECTION   17.  FAILURE OF ONE OR MORE OF THE SELLING STOCKHOLDERS TO SELL AND
                DELIVER COMMON SHARES.......................................................................  33

SECTION   18.  GENERAL PROVISIONS...........................................................................  34

                             UNDERWRITING AGREEMENT

                                                                          , 1999


NATIONSBANC MONTGOMERY SECURITIES LLC
MORGAN STANLEY & CO. INCORPORATED
MORGAN KEEGAN & COMPANY, INC.
c/o NATIONSBANC MONTGOMERY SECURITIES LLC
600 Montgomery Street
San Francisco, California  94111

Ladies and Gentlemen:

                  INTRODUCTORY. Dycom Industries, Inc., a Florida corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule A (the "Underwriters") an aggregate of 2,500,000 shares of its Common Stock, par value $.33 1/3 per share (the "Common Stock"); and the stockholders of the Company named in Schedule B (collectively, the "Selling Stockholders") severally propose to sell to the Underwriters an aggregate of 200,000 shares of Common Stock. The 2,500,000 shares of Common Stock to be sold by the Company and the 200,000 shares of Common Stock to be sold by the Selling Stockholders are called the "Firm Common Shares". In addition, the Company has granted to the Underwriters an option to purchase up to an additional 375,000 shares of Common Stock and the Selling Stockholders have granted to the Underwriters an option to purchase up to an additional 30,000 shares of Common Stock, as indicated on Schedule B hereto. The additional 375,000 shares to be sold by the Company and the additional 30,000 shares to be sold by the Selling Stockholders as indicated on Schedule B hereto pursuant to such option are collectively called the "Optional Common Shares". The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares are collectively called the "Common Shares".

                  The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-76949), which contains a form of prospectus to be used in connection with the public offering and sale of the Common Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), is called the "Registration Statement". Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement", and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Common Shares, is called the "Prospectus"; provided, however, if the Company has, with the consent of NationsBanc Montgomery Securities LLC, elected to rely upon Rule 434 under the Securities Act, the term "Prospectus" shall mean the Company's prospectus
subject to completion (each, a "preliminary prospectus") dated              ,
1999 (such preliminary prospectus is called the "Rule 434 preliminary prospectus"), together with the applicable term sheet (the "Term Sheet") prepared and filed by the Company with the Commission under Rules 434 and 424(b) under the Securities Act and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus or the Term Sheet, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.


     The Company and each of the Selling Stockholders hereby confirm their respective agreements with the Underwriters as follows:

         SECTION 1.  REPRESENTATIONS AND WARRANTIES.

         A. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents, warrants and covenants to each Underwriter as follows:

                  (a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. To the best knowledge of the Company, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

                  Each preliminary prospectus and the Prospectus when filed complied in all material respects with the applicable requirements of the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Common Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Underwriters expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

                  (b) Offering Materials Furnished to Underwriters. The Company has delivered to the Underwriters three complete manually signed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriters have reasonably requested.

                  (c) Distribution of Offering Materials By the Company. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters' distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

                  (d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                  (e) Authorization of the Common Shares. The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

                  (f) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for (i) such rights as have been exercised by the Selling Stockholders in connection with this offering and whose Common Shares have been included herein; (ii) those rights that have been duly waived; and (iii) such rights that have been disclosed in the Prospectus.

                  (g) No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

                  (h) Independent Accountants. Deloitte & Touche LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) of the Company filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act and the Exchange Act. Nowalk & Associates, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) of Communications Construction Group, Inc. ("CCG") filed with the Commission, are independent public or certified public accountants as required by the Securities Act and the Exchange Act. York, Neel & Co. - Owensboro, LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules of Ervin Cable Construction, Inc. ("Ervin") and Apex Digital TV, Inc. ("Apex") filed with the Commission, are independent public or certified public accountants as required by the Securities Act and the Exchange Act.


                  (i) Preparation of the Financial Statements. The historical financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The historical financial statements filed with the Commission and incorporated by reference in the Prospectus present fairly the consolidated financial position of CCG, Ervin and Apex and their respective subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules, if any, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The historical financial data set forth in the Prospectus under the captions "Prospectus Summary -- Summary Historical and Unaudited Pro Forma Financial Data", "Summary Consolidated Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.


                  The pro forma consolidated financial statements of the Company and its subsidiaries and the related notes thereto included under the caption "Prospectus Summary -- Summary Historical and Unaudited Pro Forma Financial Data", "Summary Consolidated Financial Data", "Capitalization" and elsewhere in the Prospectus and in the Registration Statement, or incorporated by reference therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.


                  No other financial statements or supporting schedules are required to be included in the Registration Statement.


                  (j) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except such as may arise pursuant to credit facilities described in the Prospectus. Except as otherwise described in the Prospectus, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended July 31, 1998 which is incorporated by reference in the Registration Statement.

                  (k) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the column "Actual" under the caption "Capitalization" as of the date set forth therein (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options described in the Prospectus); and the description of the Common Shares in the Prospectus constitute a fair summary thereof. All of the issued and outstanding shares of Common Stock (including the shares of Common Stock owned by Selling Stockholders) have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in all material respects in the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

                  (l) Stock Exchange Listing. The Common Stock, including the Common Shares, is registered pursuant to Section 12(b) of the Exchange Act and is listed on the New York Stock Exchange ("NYSE"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

                  (m) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Company's Amended and Restated Credit Facility Agreement, dated as of April 27, 1999, with a group of banks led by Dresdner Bank Lateinamerika AG), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except such as would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and such as may be required under applicable state securities or blue sky laws.

                  (n) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its subsidiaries, which if determined adversely to the Company or its subsidiaries, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is threatened or imminent.

                  (o) Intellectual Property Rights. The Company and its subsidiaries own or have adequate rights to use all material trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively,

         "Intellectual Property Rights") used in their respective businesses. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

                  (p) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except such certificates, authorizations and permits the failure to obtain which will not, individually or in the aggregate, result in a Material Adverse Change and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

                  (q) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in
         Section 1(A)(i) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary or such as may arise pursuant to credit facilities described in the Prospectus. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

                  (r) Tax Law Compliance. Except as disclosed in the Prospectus, the Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them to the extent shown to be due on such tax returns The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(A)(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

                  (s) Company Not an "Investment Company". The Company is not, and after receipt of payment for the Common Shares will not be, an "investment company" within the meaning of Investment Company Act of 1940, as amended.

                  (t) Insurance. Except as otherwise disclosed in the Prospectus, each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as the Company deems to be adequate. The Company has no reason to believe that it or any subsidiary will not be able to (i) renew its existing insurance coverage as and when such policies expire, (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change, or (iii) maintain its large deductible or self-insurance programs substantially as in effect currently. The accrued liability for unpaid claims and associated expenses reflected on the Company's balance sheet at January 31, 1999 pursuant to the Company's self-insurance program reflects, to the Company's knowledge, its best estimate of the full extent of the Company's losses for outstanding claims not otherwise covered by insurance, including any unasserted claims which management of the Company believes are probable of assertion. Neither the Company nor any subsidiary has been denied any excess loss which it has sought or for which it has applied.

                  (u) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

                  (v) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change
         (i) to the best of the Company's knowledge neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

                  (w) ERISA Compliance. The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA, except where the failure to be in compliance would not result in a Material Adverse Change. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code which would result in a Material Adverse Change. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would result in a Material Adverse Change.

                  (x) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the applicable requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the First Closing Date and the Second Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (y) Acquisitions of Locating, Ervin and Apex The agreements necessary to effect the acquisitions of Locating, Inc. ("Locating"), Ervin and Apex have been duly authorized, executed and delivered by each of the parties thereto and constitute the valid, legal and binding agreements of each such party, and the acquisitions of Locating, Ervin and Apex by the Company and the related transactions contemplated thereby have been consummated as described in the Prospectus.

                   (z) Year 2000. All material disclosure regarding year 2000 compliance that is required to be described under the Securities Act and the regulations and pronouncements of the Commission has been included in the Prospectus. The Company does not reasonably expect to incur material operating expenses or costs to ensure that its information systems will be year 2000 compliant, other than as disclosed in the Prospectus.

                  Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

         B. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each Selling Stockholder represents, warrants and covenants to each Underwriter as follows:

                  (a) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                  (b) The Custody Agreement and Power of Attorney. Each of the
     (i) Custody Agreement signed by such Selling Stockholder and the Company, as custodian (the "Custodian"), relating to the deposit of the Common Shares to be sold by such Selling Stockholder (the "Custodian Agreement") and (ii) Power of Attorney appointing certain individuals named therein as such Selling Stockholder's attorneys-in-fact (each, an "Attorney-in-Fact") to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (the "Power of Attorney"), of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                  (c) Title to Common Shares to be Sold; All Authorizations Obtained. Such Selling Stockholder has, and on the First Closing Date and the Second Closing Date (as defined below) will have, good and valid title to all of the Common Shares which may be sold by such Selling Stockholder pursuant to this Agreement on such date and the legal right and power, and all authorizations and approvals required by law and under its trust agreement or other organizational documents, if any, to enter into this Agreement and its Custodian Agreement and Power of Attorney, to sell, transfer and deliver all of the Common Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

                  (d) Delivery of the Common Shares to be Sold. Upon delivery of the Common Shares which are to be sold by such Selling Stockholder pursuant to this Agreement and payment of the purchase price therefor as herein contemplated, assuming each Underwriter has no notice of any adverse claim, the Underwriters will receive good and valid title to such Common Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other claim.

                  (e) Non-Contravention; No Further Authorizations or Approvals Required. The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custodian Agreement and the Power of Attorney will not contravene or conflict with, result in a breach of, or constitute a Default under the trust agreement or other organizational documents, if any, of such Selling Stockholder or any other material agreement or instrument to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or any material judgment, order, decree or regulation applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus by such Selling Stockholder, except such as have been obtained or made by the Selling Stockholder and are in full force and effect under the Securities Act and such as may be required under applicable state securities or blue sky laws.

                  (f) No Registration or Other Similar Rights. Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Prospectus under "Risk Factors - Shares Eligible for Future Sale" and except for such rights as have been exercised by the Selling Stockholders in connection with this offering and whose Common Shares have been included herein.

                  (g) No Further Consents, etc. No consent, approval or waiver is required under any material instrument or agreement to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Common Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated hereby.

                  (h) Disclosure Made by Such Selling Stockholder in the Prospectus. All information furnished by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement and Prospectus is, and on the First Closing Date and the Second Closing Date will be, true, correct, and complete in all material respects, and does not, and on the First Closing Date and the Second Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. Such Selling Stockholder confirms as accurate the number of shares of Common Stock set forth opposite such Selling Stockholder's name in the Prospectus under the caption "Principal and Selling Stockholders" (both prior to and after giving effect to the sale of the Common Shares).

                  (i) No Price Stabilization or Manipulation. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

         Any certificate signed by or on behalf of any Selling Stockholder and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

          SECTION 2. PURCHASE, SALE AND DELIVERY OF THE COMMON SHARES.

                  (a) The Firm Common Shares. Upon the terms herein set forth,
(i) the Company agrees to issue and sell to the several Underwriters an aggregate of 2,500,000 Firm Common Shares and (ii) the Selling Stockholders agree to sell to the several Underwriters an aggregate of 200,000 Firm Common Shares, each Selling Stockholder selling the number of Firm Common Shares set forth opposite such Selling Stockholder's name on Schedule B. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Stockholders the respective number of Firm Common Shares set forth opposite their names on Schedule A. The purchase price per Firm Common Share to be paid by the several Underwriters to the Company and the Selling Stockholders shall be
$      per share.

                  (b) The First Closing Date. Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of NationsBanc Montgomery Securities LLC, 600 Montgomery Street, San Francisco, California 94111 (or such other place as may be agreed to by the Company and NationsBanc Montgomery Securities LLC, as the representative on behalf of the Underwriters (the "Representative")) at 6:00
a.m. San Francisco time, on            , 1999, or such other time and date not
later than 10:30 a.m. San Francisco time, on            , 1999 as the
Representative shall designate by notice to the Company (the time and date of such closing are called the "First Closing Date"). The Company and the Selling Stockholders hereby acknowledge that circumstances under which the Underwriters may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company, the Selling Stockholders or the Underwriters to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.

                  (c) The Optional Common Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company and the Selling Stockholders, as indicated on Schedule B hereto, hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 375,000 Optional Common Shares from the Company and 30,000 Optional Common Shares from such Selling Stockholders at the purchase price per share to be paid by the Underwriters for the Firm Common Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Underwriters to the Company and such Selling Stockholders, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Optional Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Underwriters and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Common Shares are to be purchased,
(a) each Underwriter agrees, severally and not jointly, to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Underwriters may determine) that bears the same proportion to the total number of Optional Common Shares to be purchased as the number of Firm Common Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Common Shares and (b) the Company and such Selling Stockholders each agree, severally and not jointly, to sell the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Common Shares to be sold as the number of Optional Common Shares to be sold by the Company as set forth in the paragraph "Introductory" of this Agreement (and, in the case of such Selling Stockholders, as the number of Optional Common Shares set forth on Schedule B opposite such Selling Stockholders' name) bears to the total number of Optional Common Shares. The Underwriters may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company and such Selling Stockholders.

                  (d) Public Offering of the Common Shares. The Underwriters hereby advise the Company and the Selling Stockholders that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Common Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Underwriters, in their sole judgment, have determined is advisable and practicable.

                  (e) Payment for the Common Shares. Payment for the Common Shares to be sold by the Company shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company. Payment for the Common Shares to be sold by the Selling Stockholders (and, if applicable, to the Selling Stockholder indicated on Schedule B hereto, at the Second Closing Date) shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Custodian.

                  It is understood that the Underwriters have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase. NationsBanc Montgomery Securities LLC individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

                  Each Selling Stockholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Common Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder's obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Stockholder hereunder and to hold such amounts for the account of such Selling Stockholder with the Custodian under the Custodian Agreement.

                  (f) Delivery of the Common Shares. The Company and the Selling Stockholders shall deliver, or cause to be delivered, to the Underwriters for the accounts of the several Underwriters certificates for the Firm Common Shares to be sold by them at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company and the Selling Stockholder indicated on Schedule B hereto shall also deliver, or cause to be delivered, to the Underwriters for the accounts of the several Underwriters, certificates for the Optional Common Shares the Underwriters have agreed to purchase from it at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Common Shares shall be registered in such names and denominations as the Underwriters shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City as the Underwriters may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

                  (g) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date the Common Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Underwriters shall reasonably request.

                  SECTION 3.  ADDITIONAL COVENANTS.

                  A. COVENANTS OF THE COMPANY. The Company further covenants and agrees with each Underwriter as follows:

                  (a) Underwriters' Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act, the Company shall furnish to the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters reasonably object.

                  (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Underwriters in writing
     (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

                  (c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(A)(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Underwriters, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Underwriters may reasonably request.

                  (e) Blue Sky Compliance. The Company shall cooperate with the Underwriters and counsel for the Underwriters to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Underwriters, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Underwriters promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

                  (f) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Common Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

                  (g) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

                  (h) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

                  (i) Agreement Not To Offer or Sell Additional Securities. During the period of 90 days following the date of the Prospectus, the Company will not, without the prior written consent of NationsBanc Montgomery Securities LLC (which consent may be withheld at the sole discretion of NationsBanc Montgomery Securities LLC), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Common Shares); provided, however, that the Company may issue shares of its Common Stock pursuant to acquisitions of companies in the telecommunications and utilities engineering, construction and maintenance services industry and may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus.

                  (j) Future Reports to the Underwriters. During the period of one year hereafter the Company will furnish to NationsBanc Montgomery Securities LLC and, upon request, to each of the Underwriters at 600 Montgomery Street, San Francisco, CA 94111 Attention: Ansel Hall (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

                  B. COVENANTS OF THE SELLING STOCKHOLDERS. Each Selling Stockholder further covenants and agrees with each Underwriter:

         (a) Agreement Not to Offer or Sell Additional Securities. Such Selling Stockholder will not, without the prior written consent of NationsBanc Montgomery Securities LLC (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned, or publicly announce the undersigned's intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Prospectus; provided that a Selling Stockholder may give or pledge shares of Common Stock if the donee or pledgee agrees in writing, prior to the making of such gift or pledge, to not sell, offer, dispose of or otherwise transfer any gifted or pledged shares during said 90-day period without the prior written consent of NationsBanc Montgomery Securities LLC (which consent may be withheld at the sole discretion of NationsBanc Montgomery Securities LLC).

                  (b) Delivery of Forms W-8 and W-9. To deliver to the Underwriters prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States Person).

                  NationsBanc Montgomery Securities LLC, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company or any Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance.

                  SECTION 4. PAYMENT OF EXPENSES. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs),
(ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, reasonable attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the Blue Sky laws, and, if requested by the Underwriters, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with listing the Common Shares on the New York Stock Exchange, Inc., and (ix) all other fees, costs and expenses referred to in Part II of the Registration Statement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

                  The Selling Stockholders further agree with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to (i) fees and expenses of counsel and other advisors for such Selling Stockholders (ii) fees and expenses of the Custodian and (iii) expenses and taxes incident to the sale and delivery of the Common Shares to be sold by such Selling Stockholders to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian under the provisions of Section 2 of this Agreement).

                  This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Stockholders, on the other hand.

                  SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Common Shares as provided herein on the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders set forth in Sections 1(A) and 1(B) hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Common Shares, as of the Second Closing Date as though then made, to the timely performance by the Company and the Selling Stockholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

                  (a) Accountants' Comfort Letter. On the date hereof, the Underwriters shall have received from each of Deloitte & Touche LLP, independent public or certified public accountants for the Company, and York, Neel & Co. - Owensboro, LLP, independent public or certified accountants for Ervin and Apex, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Underwriters shall have received an additional three conformed copies of such accountants' letter for each of the several Underwriters).

                  (b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:

                           (i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Underwriters' consent thereto, the Company shall have filed a Term Sheet with the Commission in the manner and within the time period required by such Rule 424(b);

                           (ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

                           (iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

                  (c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:

                           (i) in the judgment of the Underwriters there shall not have occurred any Material Adverse Change; and

                           (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

                  (d) Opinion of Counsel for the Company. On each of the First Closing Date and the Second Closing Date the Underwriters shall have received the favorable opinion of Shearman & Sterling, New York counsel for the Company, and Akerman, Senterfitt & Eidson, Florida counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A (and the Underwriters shall have received an additional three conformed copies of such counsel's legal opinion for each of the several Underwriters).

                  (e) Opinion of Counsel for the Underwriters. On each of the First Closing Date and the Second Closing Date the Underwriters shall have received the favorable opinion of Piper & Marbury L.L.P., counsel for the Underwriters, dated as of such Closing Date, with respect to certain matters (and the Underwriters shall have received an additional three conformed copies of such counsel's legal opinion for each of the several Underwriters).

                  (f) Officers' Certificate. On each of the First Closing Date and the Second Closing Date, the Underwriters shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsections (b)(ii) and
         (c)(ii) of this Section 5, and further to the effect that:

                          (i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

                          (ii) the representations and warranties of the Company set forth in Section 1(A) of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

                          (iii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

                  (g) Bring-down Comfort Letter. On each of the First Closing Date and the Second Closing Date the Underwriters shall have received from each of Deloitte & Touche LLP, independent public or certified public accountants for the Company, and York, Neel & Co. - Owensboro, LLP, independent public or certified public accountants for Ervin and Apex, a letter dated such date, in form and substance satisfactory to the Underwriters, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this
         Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be (and the Underwriters shall have received an additional five conformed copies of such accountants' letter for each of the several Underwriters).

                  (h) Opinion of Counsel for the Selling Stockholders. On each of the First Closing Date and the Second Closing Date the Underwriters shall have received the favorable opinion of Shearman & Sterling and Voelker & Voelker, counsel for the Selling Stockholders, as applicable, dated as of such Closing Date, the form of which is attached as Exhibit B (and the Underwriters shall have received an additional three conformed copies of such counsel's legal opinion for each of the several Underwriters).

                  (i) Selling Stockholders' Certificate. On each of the First Closing Date and the Second Closing Date the Underwriters shall have received a written certificate executed by each Selling Stockholder, dated as of such Closing Date, to the effect that:

                           (i) the representations, warranties and covenants of such Selling Stockholder set forth in Section 1(B) of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Stockholder on and as of such Closing Date; and

                           (ii) such Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

                  (j) Selling Stockholders' Documents. On the date hereof, the Company and the Selling Stockholders shall have furnished for review by the Underwriters copies of the Powers of Attorney and Custodian Agreements executed by each of the Selling Stockholders other than those Selling Stockholders which are irrevocable trusts and such further information, certificates and documents as the Underwriters may reasonably request.

                  (k) Lock-Up Agreement from Certain Stockholders of the Company Other Than Selling Stockholders. On the date hereof, the Company shall have furnished to the Underwriters an agreement in the form of Exhibit C hereto from each director and each officer of the Company that is not a Selling Stockholder, and such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

                  (l) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Underwriters and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

         If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriters by notice to the Company and the Selling Stockholders at any time on or prior to the First Closing Date and, with respect to the Optional Common Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that
Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

                  SECTION 6. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If this Agreement is terminated by the Underwriters pursuant to Section 5, by the Company pursuant to Section 7, or Section 11 or Section 17, or if the sale to the Underwriters of the Common Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

                  SECTION 7.  EFFECTIVENESS OF THIS AGREEMENT.

                  This Agreement shall not become effective until the later of
(i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Underwriters of the effectiveness of the Registration Statement under the Securities Act.

                  Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company or the Selling Stockholders to any Underwriter, except that the Company and the Selling Stockholders shall be obligated to reimburse the expenses of the Underwriters pursuant to Sections 4 and 6 hereof, (b) of any Underwriter to the Company or the Selling Stockholders, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

                  SECTION 8.  INDEMNIFICATION.

               (a) Indemnification of the Underwriters. Each of the Company and, subject to the last sentence of this Section 8(a), each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter and each such controlling person for any and all reasonable expenses (including the reasonable fees and disbursements of counsel chosen by NationsBanc Montgomery Securities LLC) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. In addition, with respect to each Selling Stockholder, this indemnity agreement shall apply only to any loss, claim, damage, liability or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Company by such Selling Stockholder expressly for use in the Registration Statement or any amendment thereto, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The Company acknowledges that the only information provided by each Selling Stockholder for use in the Registration Statement, any amendment thereto, any preliminary prospectus or the Prospectus includes the name and address of such Selling Stockholder and the number of Common Shares owned by such Selling Stockholder. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company and the Selling Stockholders may otherwise have. Each Selling Stockholder's aggregate liability under this Section 8 shall be limited to an amount equal to the net proceeds received by such Selling Stockholder from the sale of his or its Common Shares pursuant to this Agreement.

                  (b) Indemnification of the Company, its Directors and Officers and Selling Stockholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Stockholders and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company and the Selling Stockholders by the Underwriters expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Stockholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and each Selling Stockholder, hereby acknowledges that the only information that the Underwriters have furnished to the Company and the Selling Stockholders expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table in the first paragraph and as the second and ninth paragraphs under the caption "Underwriting" in the Prospectus; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

                  (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel solely relating to matters of local law), approved by the indemnifying party (NationsBanc Montgomery Securities LLC on behalf of the several Underwriters in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

                  (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by
         Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                  SECTION 9.  CONTRIBUTION.

                  If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 under the Securities Act is used, the corresponding location on the Term Sheet) bear to the aggregate initial public offering price of the Common Shares as set forth on such cover. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company or the Selling Stockholders, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

                  The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this
Section 9.

                  Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. Notwithstanding the provisions of this Section 9, each Selling Stockholder shall not be required to contribute any amount in excess of the net proceeds received by such Selling Stockholder from the sale of the Common Shares by such Selling Stockholder hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Stockholder with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company or such Selling Stockholder, as the case may be.

         The provisions of this Section 9 shall not affect any agreement between the Company and the Selling Stockholders with respect to contribution.

                  SECTION 10. DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Common Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Underwriters with the consent of the non-defaulting Underwriters, to purchase the Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Common Shares and the aggregate number of Common Shares with respect to which such default occurs exceeds 10% of the aggregate number of Common Shares to be purchased on such date, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Common Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Underwriters or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

                  As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this
Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  SECTION 11. TERMINATION OF THIS AGREEMENT. Prior to the First Closing Date this Agreement may be terminated by the Underwriters by notice given to the Company and the Selling Stockholders if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, Florida, New York or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Underwriters is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the

Underwriters there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Underwriters may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company or the Selling Stockholders to any Underwriter, except that the Company and the Selling Stockholders shall be obligated to reimburse the expenses of the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company or the Selling Stockholders, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

         SECTION 12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Stockholders, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

         SECTION 13. NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

         If to the Underwriters:

         NationsBanc Montgomery Securities LLC
         600 Montgomery Street
         San Francisco, California  94111
         Facsimile:  415-249-5558
         Attention:  Richard A. Smith

         with a copy to:

         NationsBanc Montgomery Securities LLC
         600 Montgomery Street
         San Francisco, California  94111
         Facsimile:  (415) 249-5553
         Attention:  Jeff Lapic, Esq.

         If to the Company:

         Dycom Industries, Inc.

         4440 PGA Boulevard, Suite 600
         Palm Beach Gardens, Florida 33410
         Facsimile:  (561) 627-7709
         Attention:  Thomas R. Pledger,
                     Executive Chairman and Chairman of the Board

         with a copy to:

         Shearman & Sterling
         599 Lexington Avenue
         New York, New York  10022
         Facsimile: (212) 848-7179
         Attention: Richard B. Vilsoet, Esquire

         If to the Selling Stockholders:

         To such Selling Stockholder at the address specified on Schedule B hereof.

         with a copy to:

         Shearman & Sterling
         599 Lexington Avenue
         New York, New York  10022
         Facsimile: (212) 848-7179
         Attention: Richard B. Vilsoet, Esquire


         Any party hereto may change the address for receipt of communications by giving written notice to the others.

                  SECTION 14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and
Section 9, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

                  SECTION 15. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

                  SECTION 16. GOVERNING LAW PROVISIONS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

                  SECTION 17. FAILURE OF ONE OR MORE OF THE SELLING STOCKHOLDERS TO SELL AND DELIVER COMMON SHARES. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Common Shares to be sold and delivered by such Selling Stockholders at the First Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Underwriters to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 4, 6, 8 and 9 hereof, the Company or the Selling Stockholders, or (ii) purchase the shares which the Company and other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Common Shares to be sold and delivered by such Selling Stockholders pursuant to this Agreement at the First Closing Date, then the Underwriters shall have the right, by written notice from the Underwriters to the Company and the Selling Stockholders, to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

                  SECTION 18. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

                  Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of
Section 9, and is fully informed regarding said provisions.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Custodian the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                          Very truly yours,

                          DYCOM INDUSTRIES, INC.


                          By:__________________________
                             Thomas R. Pledger
                             Executive Chairman and
                              Chairman of the Board


                          SELLING STOCKHOLDERS



                          By:__________________________
                          Name:
                          Title:


                          By:__________________________
                          Name:
                          Title:



                          By:__________________________
                          Name:
                          Title:



                          By:__________________________
                          Name:
                          Title:

                          By:__________________________
                             Name:
                             Title:



                          By:__________________________
                             Name:
                             Title:


                         The Other Selling Stockholders
                               named in Schedule B

                          By:__________________________
                                 Thomas R. Pledger
                                 (Attorney-in-fact)

         The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in San Francisco, California as of the date first above written.

NATIONSBANC MONTGOMERY SECURITIES LLC
MORGAN STANLEY & CO. INCORPORATED
MORGAN KEEGAN & COMPANY, INC.

Acting as Representatives of the several Underwriters named in the attached Schedule A.

By: NATIONSBANC MONTGOMERY SECURITIES LLC


By:___________________________
         Richard A. Smith
         Authorized Signatory

                                   SCHEDULE A



                                                                          NUMBER OF
                                                                   FIRM COMMON SHARES TO
 UNDERWRITERS                                                           BE PURCHASED
 ------------                                                           ------------
 NationsBanc Montgomery Securities LLC ....................
 Morgan Stanley & Co. Incorporated.........................
 Morgan Keegan & Company, Inc. ............................


         Total.............................................

                                   SCHEDULE B

                                                                      NUMBER OF               MAXIMUM NUMBER OF
SELLING STOCKHOLDER (ADDRESS*)                                    FIRM COMMON SHARES       OPTIONAL COMMON SHARES
-----------------------------                                         TO BE SOLD                 TO BE SOLD
                                                                      ----------                 ----------




                                                                      ----------                 -----------

        Total:............................................

* UNLESS OTHERWISE INDICATED, EACH SUCH STOCKHOLDER HAS THE SAME ADDRESS AS THE COMPANY.

                                                                       EXHIBIT A

                  Opinion of counsel for the Company to be delivered pursuant to
Section 5(d) of the Underwriting Agreement.

                  References to the Prospectus in this Exhibit A include any supplements thereto at the Closing Date.

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida.

                  (ii) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

                  (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

                  (iv) Each significant subsidiary (as defined in Rule 405 under the Securities Act) is a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, to the best knowledge of such counsel, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

                  (v) The authorized, issued and outstanding capital stock of the Company (including the Common Stock) conform to the descriptions thereof set forth in the Prospectus. All of the outstanding shares of Common Stock (including the shares of Common Stock owned by Selling Stockholders) have been duly authorized and validly issued, are fully paid and nonassessable and, to the best of such counsel's knowledge, have been issued in compliance with the registration and qualification requirements of federal and state securities laws. The form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable requirements of the charter and by-laws of the Company and the Florida General Corporation Act.

                  (vi) No stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (i) by operation of the charter or by-laws of the Company or the Florida General Corporation Act or (ii) to the best knowledge of such counsel, otherwise.

                  (vii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

                  (viii) The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

                  (ix) Each of the Registration Statement and the Rule 462(b) Registration Statement, if any, has been declared effective by the Commission under the Securities Act. To the best knowledge of such counsel, no stop order suspending the effectiveness of either of the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

                  (x) The Registration Statement, including any Rule 462(b) Registration Statement, the Prospectus, and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules and financial and statistical data included therein or in exhibits to or excluded from the Registration Statement, as to which no opinion need be rendered) comply as to form in all material respects with the applicable requirements of the Securities Act.

                  (xi) The Common Shares have been approved for listing on the New York Stock Exchange.

                  (xii) The statements in the Prospectus under the caption "Description of Capital Stock", insofar as such statements constitute summaries of the Company's charter or by-law provisions and the Company's Shareholders Rights Plan described therein, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

                  (xiii) To the best knowledge of such counsel, there are no legal or governmental actions, suits or proceedings, pending or threatened which are required to be disclosed in the Registration Statement, other than those legal or governmental actions, suits or proceedings which are described in the Registration Statement as arising in the ordinary course of business or those otherwise disclosed in the Registration Statement.

                  (xiv) No consent, approval, authorization or other order of, or registration or filing with, any Florida State, New York State or U.S. Federal governmental authority or agency, is required for the Company's execution, delivery and performance of the Underwriting Agreement and consummation of the transactions contemplated thereby and by the Prospectus, except as required under the Securities Act, applicable state securities or blue sky laws and from the NASD.

                  (xv) The execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section of the Underwriting Agreement, as to which no opinion need be rendered), assuming due authorization, execution and delivery by each other party thereto, (i) will not result in any violation of the provisions of the charter or by-laws of the Company; and (ii) will not constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the Amended and Restated Credit Facility Agreement with a group of banks led by Dresdner Bank Lateinamerika AG.

                  (xvi) The Company is not, and after receipt of payment for the Common Shares will not be, an "investment company" within the meaning of the Investment Company Act.

                  (xvii) To the best knowledge of such counsel, neither the Company nor any subsidiary is in violation of its charter or by-laws or any Florida law applicable to the Company.

                  (xviii) Each document filed pursuant to the Exchange Act (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Exchange Act.

                  In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the Underwriters during which the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel has not undertaken to investigate or verify independently and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as indicated above), including all documents incorporated or deemed to be incorporated by reference therein, and any supplements or amendments thereto, on the basis of the foregoing, no facts have come to their attention which would lead them to believe that either the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or at the First Closing Date or the Second Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion as to the financial statements and related notes, the financial statement schedules or other financial or statistical data included in the Registration Statement or the Prospectus or any amendments or supplements thereto).

                  In rendering such opinion, such counsel may (A) assume, as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the New York Business Corporation Law or the federal law of the United States, the correctness of the matters stated in the opinion (which shall be dated the First Closing Date or the Second Closing Date, as the case may be, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Underwriters) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, and (B) rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

                                                                       EXHIBIT B

                  The opinion of such counsel pursuant to Section 5(h) shall be rendered to the Underwriters at the request of the Company and shall so state therein. References to the Prospectus in this Exhibit B include any supplements thereto at the Closing Date.

                  (i) The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of, such Selling Stockholder.

                  (ii) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, the Underwriting Agreement and its Power of Attorney and Custody Agreement will not contravene or conflict with, result in a breach of, or constitute a default under, the charter or by-laws, partnership agreement, trust agreement or other organizational documents, as the case may be, of such Selling Stockholder, or, to the best of such counsel's knowledge, violate or contravene any provision of New York or Federal law or regulation, or, to the best of our knowledge, violate, result in a breach of or constitute a default under the terms of any other agreement or instrument to which such Selling Stockholder is a party or by which it is bound, or any judgment, order or decree applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder.

                  (iii) To the best of such counsel's knowledge, such Selling Stockholder is the record owner of all of the Common Shares which may be sold by such Selling Stockholder under the Underwriting Agreement and has the legal right and power, and all authorizations and approvals required by the trust agreement or other organizational documents, as the case may be, to enter into the Underwriting Agreement and its Power of Attorney and Custody Agreement, to sell, transfer and deliver all of the Common Shares which may sold by such Selling Stockholder under the Underwriting Agreement and to comply with its other obligations under the Underwriting Agreement, its Power of Attorney and Custody Agreement.

                  (iv) Each Power of Attorney and Custody Agreement of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                  (v) Assuming that (1) Cede & Co. is not a securities intermediary; (2) the Underwriters are Depository Trust Company ("DTC") participants; as such, each Underwriter maintains a customer account with DTC in the name of such Underwriter and this customer account is the subject of an agreement between DTC and such Underwriter which provides, among other things, that: (a) financial assets (Section 8-

         102(a)(9) UCC) (including any financial assets consisting of, or of security entitlements (Section 8-102(a)(17) UCC) in, the shares of Common Stock of the Selling Stockholders) may be credited to this customer account; (b) DTC undertakes to treat the Underwriter as entitled to exercise the rights that comprise the financial assets so directed from time to time to the customer account; (c) the agreement between DTC and each Underwriter is governed by New York law (such that DTC's "securities intermediary's jurisdiction" (Section 8-110(e) UCC) is New York); (3) upon Cede & Co.'s or __________'s as custodian for DTC acquiring possession of the security certificates evidencing the shares of Common Stock of the Selling Stockholders, DTC actually indicated by book entry that financial assets comprised of such shares of Common Stock have been credited to the Underwriter's customer account; and (4) neither DTC nor any of the Underwriters have notice of any adverse claim (Section 8-105, Section 8-102(a)(1) UCC) to the shares of Common Stock of the Selling Stockholders or any security entitlement therein, then

                  (a) DTC has acquired the Common Stock of the Selling Stockholders free of any adverse claim.

                  (b) Upon credit by DTC to the customers' account of the financial assets comprised of the Common Stock of the Selling Stockholders, each Underwriter will acquire a security entitlement from DTC with respect to the Common Stock of the Selling Stockholders and an action (however framed) based on an adverse claim to such financial assets may not be asserted against such Underwriter.

                  (vi) To the best of such counsel's knowledge, no consent, approval, authorization or other order of, or registration or filing with, any governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in the Underwriting Agreement, except as required under the Securities Act, applicable state securities or blue sky laws.

                  In rendering such opinion, such counsel may (A) assume as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the New York Business Corporation Law or the federal law of the United States, the correctness of the matters stated in the opinion (which shall be dated the First Closing Date or the Second Closing Date, as the case may be, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Underwriters) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, and (B) rely as to matters of fact, to the extent they deem proper, on certificates of the Selling Stockholders and public officials.

                                                                       EXHIBIT C



[Date]

NationsBanc Montgomery Securities LLC
Morgan Stanley & Co. Incorporated
Morgan Keegan & Company, Inc.
c/o NationsBanc Montgomery Securities LLC
600 Montgomery Street
San Francisco, California 94111

                  RE:      Dycom Industries, Inc. (the "Company")

Ladies & Gentlemen:

                  The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the "Offering") for which you will act as the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

                  In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of NationsBanc Montgomery Securities LLC (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under Securities Exchange Act of 1934, as amended) by the undersigned, or publicly announce the undersigned's intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Prospectus; provided that the undersigned may give or pledge shares of Common Stock if the donee or pledgee agrees in writing, prior to the making of such gift or pledge, not to sell, offer, dispose of or otherwise transfer any gifted or pledged shares during said 90-day period without the prior written consent of

NationsBanc Montgomery Securities (which consent may be withheld at the sole discretion of NationsBanc Montgomery Securities). The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

                  With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

                  This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

__________________________________
Printed Name of Holder


By:_______________________________
       Signature


__________________________________
Printed Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)


                                      -2-